UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2022, David Pulver retired from the Board of Directors (the “Board”) of Carter’s, Inc. (the “Company”) pursuant to the Company’s retirement policy.

Also, at the Company’s Annual Meeting of Shareholders held on May 18, 2022, four new directors were elected to the Board, each for a term of one year.

Rochester (Rock) Anderson, Jr. has more than 15 years of experience leading human resource organizations and more than ten years of operational experience with public and private corporations and non-profit organizations. Mr. Anderson is currently Senior Vice President-Human Resources of AutoNation, Inc., the nation's largest automobile dealer with over 21,000 Associates, working in over 300 locations across 18 states. Mr. Anderson previously served as Senior Vice President, People Solutions for the Financial Industry Regulatory Authority, and served from 2006 to 2018 in various human resource focused and operational roles at Cox Automotive Inc. serving from 2014 to 2018 as Chief Human Resources Officer and Executive Vice President. Mr. Anderson's experience focuses on human capital management, career development and training, operational management, and diversity and inclusion. Mr. Anderson also serves on the Board of Trustees of Dillard University.

Director Qualifications: Mr. Anderson brings to the Board significant human capital management, organizational improvement, compensation and benefits, and executive management experience, as well as valuable insights into workforce dynamics, diversity, equity and inclusion, and executive development.

Mr. Anderson has been appointed as a member of the Board’s Compensation Committee.

Mr. Anderson does not have any family relationships with any director or officer of the Company, and does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Jeffrey H. Black served as Senior Partner and Vice Chairman of Deloitte LLP from 2002 to 2016 and as Partner-in-Charge of Arthur Andersen LLP's Metro New York audit practice from 1988-2002. Mr. Black has served on the Board of Directors and as Audit Committee Chair of Otis Elevator since 2020 and serves as a member of the board of directors of two non-public companies, Vantage Airport Group, Ltd., a private company that invests in, develops, and manages airports around the world, and Basin Holdings LLC., a private company focused on providing products and services to energy and industrial customers around the world.

Director Qualifications: Mr. Black brings to the Board significant accounting, financial reporting, and executive leadership experience, as well as valuable insights into risk and crisis management and oversight of publicly-traded, global businesses. Mr. Black also has experience in cyber and information governance oversight and has earned a CERT Certificate in Cybersecurity Oversight issued by the CERT Divisions of the Software Engineering Institute at Carnegie Mellon University.

Mr. Black has been appointed as a member of the Board’s Audit Committee.

Mr. Black does not have any family relationships with any director or officer of the Company, and does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Stacey S. Rauch is a Senior Partner Emeritus of McKinsey & Company from which she retired in 2010. Ms. Rauch was a leader in McKinsey's Retail and Consumer Goods Practices, served as Head of the North American Retail and Apparel Practice, and as Global Retail Practice Convener. A 24-year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers in the U.S. and internationally. Ms. Rauch was a co-founder of McKinsey's New Jersey office and was the first woman at McKinsey appointed as an industry practice leader. Ms. Rauch is currently the Chair of the Board of the Fiesta Restaurant Group, Inc (owner and operator of quick-casual restaurants), where she chairs the corporate governance and nominating committee and sits on the remuneration committee. She also serves on the board of Heidrick & Struggles, Inc, (a leadership advisory firm providing executive search, consulting, and on-demand talent services) where she serves on the audit and finance committee and the nominating and board governance committee. Ms. Rauch was formerly a member of the boards of Land Securities Group, PLC, Ascena Retail Group, CEB, Inc, Ann, Inc., and the Tops Holding Corporation.

Director Qualifications: Ms. Rauch brings to the Board strategic leadership expertise and deep experience in international business with a significant focus on the retail, apparel and consumer goods industries. Ms. Rauch, through her board service, also brings meaningful experience in the oversight of executive compensation, corporate governance, and financial reporting.

Ms. Rauch has been appointed as a member of the Board’s Audit and Nominating and Corporate Governance Committees.

Ms. Rauch does not have any family relationships with any director or officer of the Company, and does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Stephanie P. Stahl is a former Global Marketing & Strategy Officer of Coach, Inc. She is the Founder of her investment and advisory company Studio Pegasus LLC which she launched in 2015 to focus on supporting early stage consumer ventures. Ms. Stahl previously held executive positions at several leading retail and consumer products companies, and served as a Partner at The Boston Consulting Group until 2003. Ms. Stahl currently serves on the boards of directors of Dollar Tree where she serves as Chair of the Corporate Responsibility Committee and a member of the Nominating and Governance Committee; and Founders Table Restaurant Group, a private restaurant company. Ms. Stahl previously served on the Board of Directors of Knoll, Inc., where she chaired the Nominating and Corporate Governance Committee and was a member of the Audit Committee.

Director Qualifications: Ms. Stahl brings to the Board significant experience in marketing, data analytics, digital, sustainability, brand building, and strategy. Ms. Stahl has spent her career focused on the retail/consumer sector with extensive experience in developing, executing and optimizing major change initiatives including fundamental business transformation, mergers and acquisitions, and post-merger integrations. Ms. Stahl, through her board service, also brings meaningful experience in the oversight of corporate governance and ESG.

Ms. Stahl has been appointed as a member of the Board’s Compensation and Nominating and Corporate Governance Committees.

Ms. Stahl does not have any family relationships with any director or officer of the Company, and does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company compensates each of the above new directors with a one-time grant of restricted common stock valued at $155,000, subject to a three-year cliff vesting provision. In addition, the Company provides its directors with an annual grant of common stock valued at $155,000 and an annual cash retainer of $85,000. Each of the four newly-elected directors will receive a fee of $2,500 for each Board meeting, and $1,000 for each committee meeting attended.

Exhibit Number	Description

101	Cover Page Interactive Data File - the cover page tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2022	CARTER’S, INC.

	By:	/s/ Scott Duggan
	Name:	Scott Duggan
	Title:	Senior Vice President, General Counsel and Secretary